AMENDMENT 8 TO PARTICIPATION AGREEMENT

Effective January 1, 2012 the Participation Agreement made and entered into as of the 20th day of February, 1997, as amended, by and among CUNA Mutual Insurance Society ("CMIS"), Oppenheimer Variable Account Funds (the "Funds"), Panorama Series Funds, Inc. (the "Panorama Fund") and OppenheimerFunds, Inc. (the "Fund Party") is hereby amended as follows:

    1. The following is hereby added as a new section 1.7 to the Agreement.

1.7 CMIS may appoint a third-party service provider, from time to time, to provide certain transactional services relating to Accounts under this Agreement. Such transactional services may include receiving, collecting, transmitting, purchasing, exchanging and redeeming orders of mutual fund shares on CMIS' behalf, in connection with the Agreement. Fund Party acknowledges CMIS use of a third-party service provider as described in this Amendment. CMIS acknowledges that it shall be liable for the performance of all duties and obligations under the Agreement regardless of whether such duties or obligations are performed directly by CMIS or through a third-party service provider, including but not limited to, the actions or inactions of any third party service provider.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

              (REMAINDER OF PAGE LEFT BLANK SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Participation to be executed in its name and on its behalf by its duly authorized representative.

OPPENHEIMER VARIABLE ACCOUNT FUNDS             CUNA MUTUAL INSURANCE SOCIETY
By its authorized officer,                     By its authorized officer,

By: /s/ Brian W. Wixted                        By: /s/ James H. Metz
   --------------------------                     -------------------------
Name: Brian W. Wixted                          Name: James H. Metz
     ------------------------                       -----------------------
Title: Treasurer                               Title: SVP
      -----------------------                        -----------------------
Date: 1/17/12                                  Date: 1-24-12
     ------------------------                       -----------------------

OPPENHEIMER FUNDS, INC.
By its authorized officer,

By: /s/ Cheryl Pipia
   ----------------------------------------
Name: Cheryl Pipia
     --------------------------------------
Title: SVP Client Service & Administration
      -------------------------------------
Date: 1-17-12
     --------------------------------------

PANORAMA SERIES FUND, INC.
By its authorized officer,

By: /s/ Brian W. Wixted
   ----------------------
Name: Brian W. Wixted
     --------------------
Title: Treasurer
      -------------------
Date: 1-17-12
     --------------------

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                                   SCHEDULE 1

                 CUNA MUTUAL INSURANCE SOCIETY SEPARATE ACCOUNTS

CUNA Mutual Variable Life Insurance Account
CUNA Mutual Group Variable Annuity Account
CUNA Mutual Variable Annuity Account
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                                   SCHEDULE 2

                     CUNA MUTUAL INSURANCE SOCIETY CONTRACTS
                COVERED BY SEPARATE ACCOUNTS LISTED ON SCHEDULE 1

CUNA Mutual Variable Annuity Account
     MEMBERS Variable Annuity Product
     MEMBERS Variable Annuity I Product
     MEMBERS Variable Annuity II Product
     MEMBERS Variable Annuity III Product
     MEMBERS Choice Variable Annuity Product

CUNA Mutual Variable Life Insurance Account
     MEMBERS Variable Universal Life Product
     MEMBERS Variable Universal Life II Product

CUNA Mutual Group Variable Annuity Account
     UltraSaver Group Annuity Product
     CU Pension Saver Group Annuity Product
     CU Ultra Saver Group Annuity Product
     CU Select Pension Saver Group Annuity Product
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                                   SCHEDULE 3

                  OPPENHEIMER VARIABLE ACCOUNT FUND PORTFOLIOS

Oppenheimer High Income Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Main Street Fund(R)/VA
Oppenheimer Main Street(R)/VA
Oppenheimer Main Street Small Cap Fund(R)/VA
Oppenheimer Main Street Small Cap Fund(R)/VA

                      PANORAMA SERIES FUND, INC. PORTFOLIOS

Oppenheimer International Growth Fund/VA
Oppenheimer International Growth Funds/VA